EXHIBIT 10.2
PROMISSORY NOTE

$2,000,000.00	October 14, 2008
          FOR VALUE RECEIVED, CASTLE BRANDS INC., a Delaware corporation (the “Borrower”), with its principal place of business at 570 Lexington Avenue, 29th Floor, New York, NY 10022, promises to pay to the order of FROST GAMMA INVESTMENTS TRUST, a Florida trust (the “Lender”) at 4400 Biscayne Blvd., Miami, Florida 33137, or any future permitted holder of this Note or such other place as the Lender of this Note may from time to time designate, the principal sum of TWO MILLION DOLLARS and NO CENTS ($2,000,000.00) with interest accruing thereon at a rate equal to 10% per annum, calculated on the basis of a 360 day year based on the number of days elapsed including the first day, but excluding the day on which such calculation is being made.
          The principal amount of this Note and all interest accrued thereon (the “Outstanding Balance”) shall be held by the Borrower in a segregated interest-bearing account (the “Account”). Any and all dispersements from the Account shall be approved in writing by Richard J. Lampen, as director of the Borrower. Funds in the Account shall not be used for any purpose that is not authorized in writing by Mr. Lampen in accordance herewith.
          The Outstanding Balance shall be due and payable no later than 10:00 a.m. on October 20, 2008 (“Maturity”). The Borrower’s (a) failure to pay in full the Outstanding Balance by Maturity, (b) breach of any representation, warranty or covenant contained in the Series A Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company, the Lender and the other investors party thereto, or any other agreements executed by the Borrower in connection therewith (the “Purchase Agreement”), or (c) bankruptcy, insolvency, liquidation, dissolution or winding up, readjustment of its debts or other similar proceedings shall constitute an “Event of Default” hereunder. If an Event of Default shall have occurred and shall be continuing, the Lender may at any time and at its option, declare the Outstanding Balance due and payable, and thereupon, the same shall be accelerated and become so due and payable.
          The Borrower agrees that time is of the essence, and that if an Event of Default occurs, the outstanding principal balance hereof shall immediately bear interest at the maximum rate permitted by applicable law for so long as the Event of Default is continuing.
          Notwithstanding anything to the contrary set forth in this Note or the Purchase Agreement, at Maturity, the Lender shall be entitled to set-off any amounts owed to it by the Borrower under this Note from the Lender’s payment of its portion of the purchase price under the Purchase Agreement.
          If an Event of Default occurs, the Borrower promises to pay all fees, costs and expenses in connection with the Lender’s collection and enforcement activities, including without limitation, reasonable attorneys’ fees, and all other fees, costs and expenses incurred by the Lender on account of such collection and enforcement activities, whether or not suit is filed hereon or thereon. Such fees, costs and expenses shall include, without limitation, all costs, expenses and reasonable attorneys’ fees actually incurred by the Lender in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the Borrower, which in any way affects the exercise by the Lender of its rights and remedies under this Note. In addition to the rights and remedies set forth in this Note, in case any Event of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as the Lender shall determine.

          Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the Borrower.
          Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.
          Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest of this Note.
          This Note is to be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws provisions thereof.
          THE BORROWER HEREBY WAIVES, AND COVENANTS THAT THE BORROWER WILL NOT ASSERT WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF OR ANY DOCUMENT RELATING HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

CASTLE BRANDS INC.
By:	/s/ Mark Andrews
	Name:	Mark Andrews
	Title:	Chairman of the Board

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